Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Brad Nelson
KCSA Strategic Communications
P: 212-896-1249 / 212-896-1217
Email: jgoldberger@kcsa.com / bnelson@kcsa.com

NTELOS Holdings Corp. Reports Third Quarter 2015 Results

- Total Subscribers Up 8% over Prior Year in Western Markets

WAYNESBORO, Va. - October 28, 2015 - NTELOS Holdings Corp. (NASDAQ: NTLS) (“nTelos” or the “Company”) announced today operating and financial results for its third quarter ended September 30, 2015.

On August 10, 2015, the Company entered into a definitive agreement to be acquired by Shenandoah Telecommunications Company ("Shentel"; NASDAQ: SHEN) for $9.25 in cash per share. A vote to approve the merger will be held at the Company's Annual Meeting of Stockholders on November 11, 2015. The proposed acquisition by Shentel is expected to close in early 2016 subject to customary closing conditions. In addition to stockholder approval, the transaction must be approved by certain federal and state regulatory agencies. On September 22, 2015, the Company received notification from the Federal Trade Commission of the early termination of the applicable waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Additionally, the Company expects that the public notice period mandated by the Federal Communications Commission ("FCC") will commence shortly and that the FCC's review of the proposed transaction will be completed by early 2016. The Company has received all necessary state regulatory approvals. For additional information regarding the transaction and the necessary regulatory approvals required in connection with the proposed merger, please see the Company's filings with the Securities and Exchange Commission ("SEC"), including the definitive proxy statement filed with the SEC on October 13, 2015.
The "Highlights" and "Subscriber Update" sections represent results of operations for the Company's Western Markets, which are included in the supplemental schedules provided.
Highlights

•	Revenues increased slightly to $88.3 million for the third quarter 2015, compared to $88.2 million for the third quarter 2014;

•
Adjusted EBITDA was $23.1 million for the third quarter 2015, compared to $32.9 million for the third quarter 2014. Adjusted EBITDA during the third quarter 2015 reflected lower wholesale revenue and the absorption of corporate overhead previously allocated to the Eastern Markets in 2014;

•	Net subscriber additions for the nine months ended September 30, 2015 of 18,100 exceeded net subscriber additions for the full year 2014 of 14,600; and

•	Approximately 65% of covered POPs have access to our LTE network, exceeding the original year end 2015 goal of 50%.
Subscriber Update
Total Subscribers

•	Total subscribers were 300,200 as of September 30, 2015, compared to 297,500 for the second quarter 2015 and 277,100 for the third quarter 2014;

•	Total subscriber gross additions for the third quarter 2015 were 25,500, compared to 25,700 for the second quarter 2015 and 24,600 for the third quarter 2014; and

•	Total subscriber net additions for the third quarter 2015 were 2,700, compared to 7,400 for the second quarter 2015 and 3,100 for the third quarter 2014.
Postpay Subscribers

•	Postpay subscriber gross additions for the third quarter 2015 were 15,400, compared to 14,300 for the second quarter 2015 and 15,500 for the third quarter 2014;

•	Net postpay subscriber additions were 2,100 for the third quarter 2015, compared to 4,300 for the second quarter 2015 and 3,000 for the third quarter 2014;

•	Postpay churn for the third quarter 2015 was 1.9%, compared to 1.5% for second first quarter 2015 and 1.9% for the third quarter 2014;

•	ARPA was $112.81 for the third quarter 2015, compared to $133.83 for the third quarter 2014; and

•	As of September 30, 2015, total postpay subscribers were 231,300.
Prepay Subscribers

•	Prepay subscriber gross additions for the third quarter 2015 were 10,100, compared to 11,400 for the second quarter 2015 and 9,100 for the third quarter 2014;

•	Net prepay subscriber additions were 600 for the third quarter 2015, compared to 3,100 for the second quarter 2015 and 100 for the third quarter 2014;

•	Prepay churn for the third quarter 2015 was 4.6%, compared to 4.1% for the second quarter 2015 and 4.9% for the third quarter 2014; and

•	As of September 30, 2015, total prepay subscribers were 68,900.
Eastern Markets Wind Down Update
In the fourth quarter of 2014, the Company announced a strategic refocus of its business operations in its western Virginia and West Virginia markets ("Western Markets" or "Markets"). The Company is currently in the process of winding down commercial operations in its Eastern Markets, which it expects to complete by November 15, 2015.
During the nine months ended September 30, 2015, the Company reduced its Eastern Markets subscribers by 123,300 as part of winding down operations in an orderly manner. Eastern Markets Adjusted EBITDA for the nine months ended September 30, 2015 was $12.7 million, and is not included in Western Markets Adjusted EBITDA as discussed above.
Net Income
Net income (loss) of nTelos Holdings, after net income attributable to noncontrolling interests, was $(9.0) million, or $(0.42) per basic share, for the third quarter 2015, compared to $0.8 million, or $0.04 per diluted share, for the third quarter 2014.
Liquidity
Total cash, including both restricted and unrestricted cash, at the end of the third quarter 2015 was $111.0 million, compared to $75.7 million at the end of the fourth quarter 2014.
Business Outlook
As a result of the announcement that the Company has entered into a definitive agreement to be acquired by Shentel, the Company will no longer provide operating or financial guidance.
Conference Call
As a result of the announcement that the Company has entered into a definitive agreement to be acquired by Shentel, the Company will not host a third quarter 2015 conference call and webcast.
Non-GAAP Measures
Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, transaction related costs, restructuring and asset impairment charges, gain/loss on sale or disposal of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, separation charges, secondary offering costs, adjustments for impact of recognizing deferred gain associated with towers sold to Grain Management  and adjustments for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis.
ARPA, or average monthly revenue per account, is computed by dividing service revenues per period by the average number of accounts during that period. Please see the footnotes in the exhibits for a complete definition of this measure.
ABPU, or average billings per user, is computed by adding average monthly postpaid service billings to users and equipment installment plan (EIP) billings divided by the average number of postpaid users during the period, further divided by the number of months in the period. NTELOS believes average postpaid customer billings per user is indicative of estimated cash collection, including equipment installments, from customers each month.
Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value and provide liquidity for future growth. ARPA and ABPU provides management with useful information concerning the appeal of the Company's postpay rate plans and service offerings and the Company's performance in attracting and retaining high value customers.

Adjusted EBITDA, ARPA and ABPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Please refer to the exhibits and materials posted on the Company's website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.
About NTELOS
NTELOS Holdings Corp. (NTLS), operating through its subsidiaries as "nTelos Wireless," is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for approximately 300,200 retail subscribers based in its Western Markets, comprised of western Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company's licensed territories in the Western Markets have a total population of approximately 4.4 million residents, of which its wireless network covers approximately 3.1 million residents. The Company is also the exclusive wholesale provider of wireless network services to Sprint Corporation in portions of its western Virginia and West Virginia territories for all Sprint wireless customers.
FORWARD-LOOKING STATEMENTS
This document may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "plan," "estimate," "anticipate," "project," "will," "may" "should," and similar expressions identify forward-looking statements, which generally are not historical in nature.
Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, those described in Part II, "Item 1A, Risk Factors" and elsewhere in this quarterly report and in our Annual Report on Form 10-K for the year ended December 31, 2014 and those described from time to time in our future reports filed with the Securities and Exchange Commission ("SEC").
Additionally, there are risks and uncertainties associated with the proposed acquisition by Shentel such as: (1) the Company may be unable to obtain stockholder approval as required for the proposed merger with Shenandoah Telecommunications Company ("Shentel"); (2) conditions to the closing of the merger, including, without limitation, the consummation of certain transactions between Shentel and Sprint, may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction, (5) the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the outcome of any legal proceedings related to the merger; (7) the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (9) changes in the legal or regulatory environment; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth.
Additional Information and Where to Find It
This document does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, NTELOS has filed with the SEC and mailed or otherwise provided to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, NTELOS'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ALL OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that NTELOS has filed with the SEC from the SEC's website at www.sec.gov and on NTELOS's investor relations section website at ir.ntelos.com. In addition, the proxy statement and other documents filed by NTELOS with the SEC may be obtained from NTELOS free of charge by directing a request to NTELOS's Public Relations advisor at KCSA Strategic Communications, 880 Third Avenue, 6th Floor, New York, NY 10022.
NTELOS and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from NTELOS stockholders with respect to the proposed acquisition of NTELOS. Security holders may obtain information regarding the names, affiliations and interests of such individuals in NTELOS's Annual Report on Form 10-

K for the year ended December 31, 2014. Additional information regarding the interests of such individuals in the proposed acquisition of NTELOS is included in the proxy statement filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and NTELOS's investor relations website at ir.ntelos.com.
Exhibits:

•	Consolidated Financial Statements

◦	Condensed Consolidated Balance Sheets

◦	Condensed Consolidated Statements of Operations

•	Consolidated Operating Metrics

◦	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

◦	Key Metrics

◦	ARPA Reconciliation - Postpay

◦	ABPU Reconciliation - Postpay

•	Western Markets Operating Metrics

◦	Western Markets Condensed Consolidated Statements of Operating Income

◦	Western Markets Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

◦	Western Markets Key Metrics

◦	Western Markets ARPA Reconciliation - Postpay

◦	Western Markets ABPU Reconciliation - Postpay

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	(Unaudited)	(Unaudited)
(In thousands)	September 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash	$108,842	$73,546
Restricted cash	2,167	2,167
Accounts receivable, net	52,508	45,054
Inventories and supplies	12,464	18,297
Deferred income taxes	22,144	24,770
Prepaid expenses	12,732	13,543
Other current assets	536	4,626
	211,393	182,003
Assets Held for Sale	1,454	64,271
Securities and Investments	1,522	1,522
Property, Plant and Equipment, net	321,673	289,947
Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	44,933	44,933
Customer relationships and trademarks, net	4,490	5,084
Deferred Charges and Other Assets	19,260	18,474
TOTAL ASSETS	$668,425	$669,934
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Current portion of long-term debt	$5,696	$5,816
Accounts payable	11,847	24,541
Accrued expenses and other current liabilities	43,084	43,092
	60,627	73,449
Long-Term Debt	515,875	519,592
Other Long-Term Liabilities	114,012	109,845
Stockholders' Equity (Deficit)	(22,089)	(32,952)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$668,425	$669,934

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	2015	2014	2015	2014
Operating Revenues
Retail Revenue	$50,221	$72,034	$174,978	$218,845
Wholesale and other revenue	35,567	37,802	109,497	116,817
Equipment sales	11,752	9,802	41,595	23,853
Operating Revenues	$97,540	$119,638	$326,070	$359,515

Operating Expenses
Cost of services	30,087	30,591	91,762	87,676
Cost of equipment sold	21,495	26,290	65,168	72,287
Customer operations	19,201	25,381	64,049	78,383
Corporate operations	11,830	8,580	31,217	31,610
Restructuring	4,627	—	8,237	—
Depreciation and amortization	15,157	18,473	43,516	57,469
Gain on sale of assets	—	—	(16,749)	—
	102,397	109,315	287,200	327,425
Operating Income (Loss)	(4,857)	10,323	38,870	32,090
Other Expense
Interest expense	(7,422)	(8,371)	(22,913)	(24,644)
Other income (expense), net	30	(29)	61	(1,194)
	(7,392)	(8,400)	(22,852)	(25,838)
Income (Loss) before Income Taxes	(12,249)	1,923	16,018	6,252
Income Tax Expense (Benefit)	(3,523)	767	7,576	2,517
Net Income (Loss)	(8,726)	1,156	8,442	3,735
Net Income Attributable to Noncontrolling Interests	(237)	(352)	(999)	(1,161)
Net Income (Loss) Attributable to NTELOS Holdings Corp.	$(8,963)	$804	$7,443	$2,574

Earnings (Loss) per Share Attributable to NTELOS Holdings Corp.:
Net Income (Loss) applicable to NTELOS Holdings Corp.	$(8,963)	$804	$7,443	$2,574
Net Income applicable to participating securities	—	—	292	—
Net Income (Loss) applicable to common shares	$(8,963)	$804	$7,151	$2,574

Basic	$(0.42)	$0.04	$0.34	$0.12
Weighted average shares outstanding - basic	21,284	21,119	21,241	21,100
Diluted	$(0.42)	$0.04	$0.32	$0.12
Weighted average shares outstanding - diluted	21,284	21,894	22,569	21,706
Cash Dividends Declared per Share - Common Stock	$—	$—	$—	$0.84

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA- (Consolidated)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2015	2014	2015	2014
Net income (loss) attributable to NTELOS Holdings Corp.	$(8,963)	$804	$7,443	$2,574
Net income attributable to noncontrolling interests	237	352	999	1,161
Net (loss) income	$(8,726)	$1,156	$8,442	$3,735
Interest expense	7,422	8,371	22,913	24,644
Income taxes (benefit)	(3,523)	767	7,576	2,517
Other expense (income), net	(30)	29	(61)	1,194
Operating income (loss)	$(4,857)	$10,323	$38,870	$32,090
Depreciation and amortization	15,157	18,473	43,516	57,469
Restructuring	4,627	—	8,237	—
Gain on sale of assets	—	—	(16,749)	—
Accretion of asset retirement obligations	272	280	1,224	926
Equity-based compensation	883	(403)	2,651	2,191
SNA straight-line adjustment [1]	2,565	3,065	8,695	5,108
Cell site spectrum rent	603	—	1,609	—
Other [2]	2,825	1,040	2,531	3,279
Adjusted EBITDA	$22,075	$32,778	$90,584	$101,063

[1]	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis.

2
In 2014, Other includes legal and advisory fees related to the new Sprint agreement and certain employee separation charges. In 2015, Other includes certain non-recurring corporate costs and adjustments for the recognition of a portion of the deferred gain for towers sold to Grain Management, LLC.

NTELOS Holdings Corp.

Key Metrics - (Consolidated)

						Nine Months Ended
Quarter Ended:	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015	9/30/2014	9/30/2015
Subscribers
Beginning Subscribers	458,100	457,200	448,900	414,700	378,900	464,600	448,900
Postpay	308,200	310,200	310,100	294,300	276,400	306,700	310,100
Prepay	149,900	147,000	138,800	120,400	102,500	157,900	138,800
Gross Additions	41,400	40,400	28,800	25,800	25,600	125,800	80,200
Postpay	20,800	22,500	15,800	14,400	15,400	61,400	45,600
Prepay	20,600	17,900	13,000	11,400	10,200	64,400	34,600
Disconnections[1]	42,300	48,700	63,000	61,600	60,800	122,900	185,400
Postpay	18,900	22,700	31,500	32,200	36,500	55,900	100,200
Prepay	23,400	26,000	31,500	29,400	24,300	67,000	85,200
Net Additions (Losses)[1]	(900)	(8,300)	(34,200)	(35,800)	(35,200)	2,900	(105,200)
Postpay	1,900	(200)	(15,700)	(17,800)	(21,100)	5,500	(54,600)
Prepay	(2,800)	(8,100)	(18,500)	(18,000)	(14,100)	(2,600)	(50,600)
Ending Subscribers [1]	457,200	448,900	414,700	378,900	343,700	457,200	343,700
Postpay	310,200	310,100	294,300	276,400	255,500	310,200	255,500
Prepay	147,000	138,800	120,400	102,500	88,200	147,000	88,200
Churn, net [1]	3.1%	3.6%	4.9%	5.2%	5.6%	2.9%	5.2%
Postpay	2.0%	2.4%	3.5%	3.8%	4.6%	2.0%	3.9%
Prepay	5.3%	6.0%	8.1%	8.8%	8.5%	4.8%	8.5%
Other Items
ABPU/ARPA Statistics
ABPU	$61.41	$61.43	$61.41	$60.14	$57.80	$62.05	$59.87
ARPA	$134.18	$132.48	$125.98	$117.90	$109.47	$136.27	$118.12
Ending Postpay Accounts [1]	142,100	143,400	138,500	130,500	120,600	142,100	120,600
Postpay Subscribers per Account [1]	2.2	2.2	2.1	2.1	2.1	2.2	2.1
Strategic Network Alliance Revenues (000’s) [2]
Billed Revenue	$38,144	$38,329	$36,627	$37,887	$35,408	$115,425	$109,922
Straight-Line Adjustment	(3,065)	(3,065)	(3,065)	(3,065)	(2,565)	(5,108)	(8,695)
Spectrum Lease Consideration	1,234	1,233	1,190	1,222	1,221	2,056	3,633
SNA Revenues - As Reported	$36,313	$36,497	$34,752	$36,044	$34,064	$112,373	$104,860
Network Statistics
Licensed Population (millions)	8.0	8.0	8.0	8.0	8.0	8.0	8.0
Covered Population (millions)	6.0	6.0	6.0	6.0	5.9	6.0	5.9
Total Cell Sites	1,446	1,453	1,455	1,443	1,417	1,446	1,417

1	End of Period
2
Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straightline basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum leases. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Holdings Corp.

ARPA Reconciliation – Postpay - (Consolidated)
Average Monthly Revenue per Account (ARPA) 1

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except for accounts and ARPA)	2015	2014	2015	2014
Retail revenue	$50,221	$72,034	$174,978	$218,845
Less: prepay service revenues and other	(9,031)	(14,950)	(32,591)	(47,019)
Postpay service revenues	$41,190	$57,084	$142,387	$171,826

Average number of postpay accounts	125,400	141,800	133,900	140,100
Postpay ARPA	$109.47	$134.18	$118.12	$136.27

¹
Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.

NTELOS Holdings Corp.

ABPU Reconciliation – Postpay - (Consolidated)
Average Monthly Billing per User (ABPU) 1

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except for accounts and ABPU)	2015	2014	2015	2014
Retail revenue	$50,221	$72,034	$174,978	$218,845
Plus: EIP billings	4,835	18	11,084	18
Less: prepay service revenues and other	(9,031)	(14,950)	(32,591)	(47,019)
Total postpay billings	$46,025	$57,102	$153,471	$171,844

Average number of postpay subscribers	265,400	310,000	284,800	307,700
Postpay ABPU	$57.80	$61.41	$59.87	$62.05

¹
Average monthly billings per user (ABPU) is computed by dividing postpay service revenues and equipment installment plan (EIP) billings per period by the average number of postpay subscribers during that period. ABPU as defined may not be similar to ABPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ABPU in order to determine their effectiveness. ABPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.

NTELOS Western Markets 1

Condensed Consolidated Statements of Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(In thousands)	2015	2014	2015	2014
Operating Revenues
Retail Revenue	$42,110	$44,224	$127,668	$132,867
Wholesale and other revenue	34,758	37,348	107,055	115,387
Equipment sales	11,478	6,619	40,322	15,228
Operating Revenues	88,346	88,191	275,045	263,482

Operating Expenses
Cost of services	22,789	20,772	66,395	59,415
Cost of equipment sold	21,160	17,813	64,043	48,323
Customer operations	16,288	15,169	51,970	46,186
Corporate operations	11,551	5,629	29,493	20,590
Restructuring	90	—	2,372	—
Depreciation and amortization	13,795	13,658	39,729	40,298
Gain on sale of assets	—	—	(11,111)	—
	85,673	73,041	242,891	214,812
Operating Income	$2,673	$15,150	$32,154	$48,670

1	Western Markets is defined as Holdings less Eastern Markets.

NTELOS Western Markets 1

Reconciliation of Net Income (Loss) Attributable to NTELOS Holdings Corp. to Western Markets Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2015	2014	2015	2014
Net income (loss) attributable to NTELOS Holdings Corp.	$(8,963)	$804	$7,443	$2,574
Net income attributable to noncontrolling interests	237	352	999	1,161
Net income (loss)	$(8,726)	$1,156	$8,442	$3,735
Operating loss (income) attributable to Eastern Markets	7,530	4,827	(6,716)	16,581
Interest expense	7,422	8,371	22,913	24,644
Income tax expense (benefit)	(3,523)	767	7,576	2,517
Other expense (income), net	(30)	29	(61)	1,194
Operating income	$2,673	$15,150	$32,154	$48,671

Depreciation and amortization	13,795	13,658	39,729	40,298
Restructuring [2]	90	—	2,372	—
Gain on sale of assets	—	—	(11,111)	—
Accretion of asset retirement obligations	319	179	934	637
Equity-based compensation	875	(212)	2,635	1,541
SNA straight-line adjustment [3]	2,565	3,065	8,695	5,108
Other [4]	2,806	1,038	2,511	3,278
Adjusted EBITDA	$23,123	$32,878	$77,919	$99,533

1	Western Markets is defined as Holdings less Eastern Markets.
2	Restructuring costs attributable to Corporate and Western Markets.
3	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight-line basis.
4
In 2014, Other includes legal and advisory fees related to the new Sprint agreement and certain employee separation charges. In 2015, Other includes certain non-recurring corporate costs and adjustments for the recognition of a portion of the deferred gain for towers sold to Grain Management, LLC.

NTELOS Western Markets 1

Key Metrics

						Nine Months Ended
Quarter Ended:	09/30/14	12/31/2014	3/31/2015	6/30/2015	09/30/15	9/30/2014	9/30/2015
Subscribers
Beginning Subscribers	274,000	277,100	282,100	290,100	297,500	273,600	282,100
Postpay	212,400	215,500	220,100	224,700	229,000	208,800	220,100
Prepay	61,600	61,600	62,000	65,400	68,500	64,800	62,000
Gross Additions	24,600	28,300	27,500	25,700	25,500	72,100	78,700
Postpay	15,500	18,600	15,700	14,300	15,400	44,800	45,400
Prepay	9,100	9,700	11,800	11,400	10,100	27,300	33,300
Disconnections	21,500	23,300	19,500	18,300	22,800	62,500	60,600
Postpay	12,500	13,900	11,100	10,000	13,300	36,600	34,400
Prepay	9,000	9,400	8,400	8,300	9,500	25,900	26,200
Net Additions	3,100	5,000	8,000	7,400	2,700	9,600	18,100
Postpay	3,000	4,700	4,600	4,300	2,100	8,200	11,000
Prepay	100	300	3,400	3,100	600	1,400	7,100
Ending Subscribers	277,100	282,100	290,100	297,500	300,200	277,100	300,200
Postpay	215,500	220,100	224,700	229,000	231,300	215,500	231,300
Prepay	61,600	62,000	65,400	68,500	68,900	61,600	68,900
Churn, net	2.6%	2.8%	2.3%	2.1%	2.5%	2.5%	2.3%
Postpay	1.9%	2.2%	1.7%	1.5%	1.9%	1.9%	1.7%
Prepay	4.9%	5.0%	4.4%	4.1%	4.6%	4.5%	4.4%
Other Items
ABPU/ARPA Statistics
ABPU	$59.27	$59.35	$58.04	$58.64	$58.29	$59.75	$58.32
ARPA	$133.83	$132.12	$122.04	$117.18	$112.81	$135.66	$117.27
Postpay Accounts [2]	95,500	98,700	101,900	104,300	106,200	95,500	106,200
Postpay Subscribers per Account [2]	2.3	2.2	2.2	2.2	2.2	2.3	2.2
Strategic Network Alliance Revenues (000's) [3]
Billed Revenue	$38,144	$38,329	$36,627	$37,887	$35,408	$115,425	$109,922
Straight-Line Adjustment	(3,065)	(3,065)	(3,065)	(3,065)	(2,565)	(5.108)	(8,695)
Spectrum Lease Consideration	1,234	1,233	1,190	1,222	1,221	2.056	3,633
SNA Revenues - As Reported	$36,313	$36,497	$34,752	$36,044	$34,064	$112,373	$104,860
Network Statistics
Licensed Population (millions)	4.4	4.4	4.4	4.4	4.4	4.4	4.4
Covered Population (millions)	3.1	3.1	3.1	3.1	3.1	3.1	3.1
Total Cell Sites	1,000	1,004	1,006	1,007	1,006	1,000	1,006
LTE Cell Sites	135	135	202	274	382	135	382
LTE % of Total Cell Sites	13.5%	13.4%	20.1%	27.2%	38.0%	13.5%	38.0%
LTE % of Covered POPs	NA	22.2%	43.6%	53.1%	64.7%	NA	64.7%

1	Western Markets is defined as Holdings less Eastern Markets.
2	End of Period.
3
Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straight-line basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum leases. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Western Markets 1

ARPA Reconciliation – Postpay
Average Monthly Revenue per Account (ARPA) 2

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except for accounts and ARPA)	2015	2014	2015	2014
Retail revenue	$42,110	$44,224	$127,668	$132,867
Less: prepay service revenues and other	(6,405)	(6,118)	(18,975)	(19,126)
Postpay service revenues	$35,705	$38,106	$108,693	$113,741

Average number of postpay accounts	105,500	94,900	103,000	93,200
Postpay ARPA	$112.81	$133.83	$117.27	$135.66

1	Western Markets is defined as Holdings less Eastern Markets.
2
Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.

NTELOS Western Markets 1

ABPU Reconciliation – Postpay
Average Monthly Billing per User (ABPU) 1

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except for accounts and ABPU)	2015	2014	2015	2014
Retail revenue	$42,110	$44,224	$127,668	$132,867
Plus: EIP billings	4,631	13	10,267	13
Less: prepay service revenues and other	(6,405)	(6,118)	(18,975)	(19,126)
Total postpay billings	$40,336	$38,119	$118,960	$113,754

Average number of postpay subscribers	230,700	214,400	226,600	211,600
Postpay ABPU	$58.29	$59.27	$58.32	$59.75

¹
Average monthly billings per user (ABPU) is computed by dividing postpay service revenues and equipment installment plan (EIP) billings per period by the average number of postpay subscribers during that period. ABPU as defined may not be similar to ABPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ABPU in order to determine their effectiveness. ABPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.